Exhibit 5.1


                       [Letterhead of Jenkens & Gilchrist]


                                  June 28, 1999


Hallwood Energy Corporation
4610 South Ulster Street
Suite 200
Denver, Colorado 80237

         Re:      Hallwood Energy Corporation Registration Statement

Gentlemen:

         We have acted as counsel to Hallwood Energy Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about June 28, 1999, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,200,000 shares of common stock, $0.01 par value per share (the "Common Stock"), and 180,000 shares of Series A Cumulative Preferred Stock, par value $0.01 per share (the "Preferred Stock") of the Company that have been or may be issued by the Company under the 1999 Long-Term Incentive Plan of the Company (the "Plan").

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares of Common Stock pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation as amended, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon the firm's examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, this firm is of the opinion that the Company presently has available at least 1,200,000 shares of authorized but unissued and/or treasury shares of Common Stock and at least 180,000 shares of authorized but unissued and or treasury shares of Preferred Stock from which may be issued the shares of Common Stock or Preferred Stock issued or proposed to be issued pursuant to the exercise of options granted under the Plan.
Assuming that:

         (1) the outstanding options are duly granted, and the options to be granted in the future will be duly granted in accordance with the terms of the Plan;

         (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons granted shares of Common Stock and Preferred Stock under the Plan; and

         (3) the consideration for Common Stock and Preferred Stock issued pursuant to the Plan is actually received by the Company as provided in the Plan (and in the agreements executed in connection with the Plan) and exceeds the par value of such shares;

then the 1,200,000 shares of Common Stock and 180,000 shares of Preferred Stock that may be issued in accordance with the terms of the Plan will be, when and if issued, duly and validly issued, fully paid and nonassessable.




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         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    JENKENS & GILCHRIST,
                                    a Professional Corporation


                                    By:     /s/ W. Alan Kailer
                                           -------------------------------------
                                           W. Alan Kailer, Authorized Signatory





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